UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2019

cbdMD, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	001-38299	47-3414576
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Boulevard, Charlotte, NC 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060 not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	YCBD	NYSE American
8.0% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

 Item 1.01        Entry into a Material Definitive Agreement.

On October 10, 2019, cbdMD, Inc. (“cbdMD” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters (the “Representative”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 500,000 shares of its 8.0% Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Series A Convertible Preferred Stock”), at an Offering price of $10.00 per share. Pursuant to the Underwriting Agreement, the Company granted the Representative a 45-day option to purchase up to an additional 75,000 shares of Series A Convertible Preferred Stock to cover over-allotments, if any.

The Series A Convertible Preferred Stock has been approved for listing on the NYSE American under the symbol “YCBD PR A,” and trading of the Series A Convertible Preferred Stock on the NYSE American is expected to commence on October 21, 2019.

The Offering closed on October 16, 2019. The net proceeds to the Company from the Offering were approximately $4.27 million after deducting underwriting discounts and commissions and estimated Offering expenses payable by the Company.

The Offering was registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-228773) (the “Registration Statement”) and the related base prospectus included in the Registration Statement, as supplemented by the preliminary prospectus supplement dated October 10, 2019 (the “Preliminary Prospectus Supplement”) and the final prospectus supplements dated October 11, 2019, each filed with the SEC on October 11, 2019 and October 15, 2019 (collectively, the “Final Prospectus Supplement”). The legal opinion and consent of Pearlman Law Group LLP addressing the validity of the Company’s securities sold in the Offering is filed as Exhibit 5.1 hereto and is incorporated into the Registration Statement, and the legal opinion and consent of Timothy B. Gavigan, PLLC related to certain matters under North Carolina law is filed as Exhibit 5.2 hereto and is incorporated by reference into the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The underwriters received discounts and commissions of 7.5% of the gross cash proceeds received by the Company from the sale of the shares of Series A Convertible Preferred Stock in the Offering. The Company issued the Representative a warrant (the “Representative’s Warrant”) to purchase 47,923 shares of its common stock exercisable at $3.9125 per share, and reimbursed it $100,000 for its out of pocket expenses, which included fees of counsel to the Representative, subject to compliance with FINRA Rule 5110(f)(2)(D). The form of Representative’s Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company estimates the total expenses of this Offering, which will be payable by us, excluding the underwriters’ discounts and commissions, will be approximately $347,000. The Company intends to use the net proceeds for general working capital.

The Company’s executive officers, directors and 5% or greater shareholders (collectively, the “Affiliates”) have entered into 90 day Lock-Up Agreements with the Representative pursuant to which they have agreed not to sell, transfer, assign or otherwise dispose of the shares of the Company’s common stock owned by them, subject to certain exclusions as set forth therein. The forms of Lock-Up Agreements executed by the Company’s executive officers, directors and 5% or greater shareholders is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. Investors should review that document as well as the Registration Statement and Prospectus Supplement for a complete understanding of the terms and conditions associated with the Offering.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the amount of net proceeds expected from the Offering. The risks and uncertainties involved include various risks detailed in the Company’s SEC filings from time to time.

Item 3.03 Material Modifications to Rights of Security Holders.

On October 11, 2019, the Company filed a Certificate of Designations of Rights and Preferences of 8.0% Series A Cumulative Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of North Carolina designating up to 5,000,000 shares of the Company’s authorized preferred stock as Series A Convertible Preferred Stock, with a liquidation preference of $10.00 per share plus any accrued and unpaid dividends, and further establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Convertible Preferred Stock. After the closing of the Offering, the Company has available for issuance an additional 4,500,000 shares of Series A Convertible Preferred Stock.

Under the terms of the Certificate of Designations, dividends on the Series A Convertible Preferred Stock accrue daily and will be cumulative from the first day of the calendar month in which they are issued, and shall be payable monthly in arrears on the 15th day of each calendar month, when, as and if declared by our board of directors, at the rate of 8.0% per annum of its liquidation preference, which is the equivalent to $0.80 per annum per share.

Each share of Series A Convertible Preferred Stock is convertible into shares of our common stock at a conversion price of $6.00 per common share, or 1.667 shares of our common stock, at any time at the option of the holder, subject to certain customary adjustments as described later in the Certificate of Designations (the “Conversion Price”). We may elect to automatically convert some or all of the Series A Convertible Preferred Stock into shares of our common stock if the closing price of the common stock has exceeded $8.25 (137.5% of the initial Conversion Price) for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion (the “Market Trigger”).

The Series A Convertible Preferred Stock will not be redeemable before October 16, 2023 except as described below upon the occurrence of a Change of Control (as defined in the Certificate of Designations). Commencing on October 16, 2023, we may redeem, at our option, the Series A Convertible Preferred Stock, in whole or in part, at a cash redemption price of $10.00 per share, plus all accrued and unpaid dividends to, but not including, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the optional redemption notice but prior to the redemption date into shares of our common stock at the Conversion Price. In addition, upon the occurrence of a Change of Control we are required to redeem any or all of the shares of Series A Convertible Preferred Stock at a redemption price of $11.00 per share, plus any accrued but unpaid dividends to, but excluding, the redemption date. Holders of the Series A Convertible Preferred Stock will have the right to convert such shares after the notice of the Change of Control but prior to the redemption date into shares of our common stock at the Conversion Price.

Holders of the Series A Convertible Preferred Stock generally have no voting rights.

The Series A Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund, and will remain outstanding indefinitely unless a holder chooses to convert the Series A Convertible Preferred Stock into shares of our common stock, we elect to automatically convert it into shares of our common stock upon a Market Trigger, on or after October 16, 2023 we elect to redeem it, or a Change of Control occurs resulting in a mandatory redemption.

The terms of the Series A Convertible Preferred Stock are more fully described in the Certificate of Designations, a copy of which was filed as Exhibit 3.1(f) to our Form 8-A as filed on October 11, 2019 with the SEC and which is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference in this Item 5.03.

On October 11, 2019, the Company filed the Certificate of Designations with the Secretary of State of the State of North Carolina to establish the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series A Convertible Preferred Stock. The terms of the Series A Convertible Preferred Stock are more fully described in the Certificate of Designations, a copy of which was filed as Exhibit 3.1(f) to our Form 8-A as filed with the SEC on October 11, 2019 and which is incorporated by reference herein.

Item 8.01 Other Events.

On October 10, 2019, the Company issued a press release announcing the pricing of the Offering. On October 16, 2019, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number
1.1	Underwriting Agreement dated October 10, 2019 by and between cbdMD, Inc. and ThinkEquity, a Division of Fordham Financial Management, Inc.				Filed
3.1(f)	Certificate of Designations of Rights and Preferences of 8.0% Series A Cumulative Convertible Preferred Stock	8-A	10/11/19	3.1(f)
4.1	Form of Representative’s Warrant				Filed
5.1	Opinion of Pearlman Law Group LLP				Filed
5.2	Opinion of Timothy B. Gavigan, PLLC				Filed
10.1	Form of Lock-Up Agreement				Filed
23.1	Consent of Pearlman Law Group LLP (included in Exhibit 5.1)				Filed
23.2	Consent of Timothy B. Gavigan, PLLC (included in Exhibit 5.2)				Filed
99.1	Press release dated October 10, 2019				Furnished
99.2	Press release dated October 16, 2019				Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, INC.

Date: October 16, 2019	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer